Exhibit 10.1

CONSULTING AGREEMENT

This agreement made as of the 26th day of December 2007, by and between Open Energy Corporation, hereinafter referred to as Open Energy, a Nevada Corporation, having its office at 514 De La Valle, Suite 200, Solana Beach, California, 92075  and Patricia Eckert and Associates, having its office at 224 Abalone Avenue, Newport Beach, CA  92662, hereinafter referred to as “Consultant”.

ARTICLE ONE

Consultant shall undertake strategic advisory and consultant services in connection with the business interests of Open Energy Corporation in consultation and accordance with the directives given by Open Energy Corporation executives.   It is understood that Consultant will be available upon reasonable request for advice and consultation and will provide services outlined in “Attachment A”.

ARTICLE TWO

The fee authorized under this agreement is a maximum of $45,000 per fiscal year of Open Energy Corporation for the services of Patricia M. Eckert, which services shall be billed to Open Energy Corporation at market rates.  The fee is payable on a monthly basis within fifteen days immediately following receipt of an invoice for services rendered.

Open Energy agrees to reimburse travel expenses for authorized and requested travel.

ARTICLE THREE

It is understood that Consultant shall not be deemed an employee or agent of Open Energy but is a member of the Board of Directors of Open Energy. Consultant is acting solely as an independent Consultant for all purposes and at all times under this agreement which is separate and apart from services rendered as a member of the Board of Directors.  It is further understood that our agreement is NOT a legal services agreement.  In the event legal documents, applications, replies, comments or other legal filings are required at the California Public Utilities Commission (CPUC), Open Energy general counsel will make such filings or separate authorization for outside legal counsel will be provided by Open Energy.

ARTICLE FOUR

The term of this agreement is one year. This agreement continues in effect until the thirtieth day (30th) day after notice is given. Payment under this agreement shall not exceed $45,000. in any Open Energy fiscal year.

ARTICLE FIVE

Consultant shall keep strictly confidential all non-public information  provided by or on behalf of Open Energy respecting its business, assets, finances, strategies and plans and Consultant’s advice hereunder.  Open Energy shall keep strictly confidential all advice provided by Consultant relating to this engagement.  Notwithstanding the foregoing each party shall be permitted to make such disclosures required by applicable law, regulation, stock exchange rule and legal process provided that the parties will cooperate reasonably to minimize such disclosures.  The Covenants contained in this Agreement shall remain in effect for 3 years from the date hereof.

ARTICLE SIX

This agreement constitutes the entire agreement between Open Energy and Consultant with respect to the subject matter hereof.  This agreement is governed and construed under California law without regard to the conflict of law rules thereof.  Any dispute arising out of or relating to this agreement shall be settled by arbitration to be held in Orange County, California under the American Arbitration Association rules.

ARTICLE SEVEN

Any notice to be given hereunder by either party to the other shall be in writing and shall be deemed given when sent by reputable overnight courier next business day delivery to the address first listed herein for each party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective, duly-authorized representatives as of the day and year first above written.

CONSULTANT	OPEN ENERGY CORPORATION

By:	By:

Patricia Eckert, Consultant
Dated	Dated:

ATTACHMENT  “A”

Scope of Services:

I.                                       Provide strategic advisory services in connection with:

a.     Matters before the California Public Utilities Commission (CPUC) related to Open Energy’s Solar Community program and federal matters related to national legislation;

b.     Introduce Open Energy executives to CPUC Commissioners as appropriate;

c.     Remain available to Open Energy on an as needed and as requested basis.

II.                                   Review CPUC decisions, communications and orders

a.     Confer and coordinate with Open Energy outside legal counsel as requested;

b.     Confer and coordinate with Open Energy public affairs consultants in Sacramento as requested.